Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference into the accompanying
Registration Statement on Form S-8 for NMXS.com, Inc., of our report dated
February 23, 2001, relating to our audit of the financial statements of
NMXS.com, Inc. and subsidiaries (a development stage enterprise) included in the Annual Report on Form 10-KSB for the year ended December 31, 2000.

/s/ Richard A. Eisner & Company, LLP

Richard A. Eisner & Company, LLP

Florham Park, New Jersey
August 1, 2001